Exhibit 99

Media Contact:	Tom Robinson
816-556-2902

Investor Contact:	Todd Allen
816-556-2083

GREAT PLAINS ENERGY ANNOUNCES FIRST QUARTER FINANCIAL RESULTS
Core Earnings Stronger Than Last Year

Kansas City, MO, May 3, 2006 - Great Plains Energy Incorporated (NYSE:GXP) today announced core earnings, which exclude net mark-to-market gains and losses on energy contracts and a workforce realignment at Kansas City Power & Light (KCP&L), were $24.4 million or $0.33 per share in the first quarter of 2006, compared to $16.9 million or $0.23 per share in the first quarter of 2005. Reported earnings, which include $21.1 million of net mark-to-market losses on energy contracts at Strategic Energy and a $5.8 million impact of the workforce realignment, were a loss of $2.5 million or $0.03 per share, compared to first quarter 2005 earnings of $19.8 million or $0.27 per share. Reported earnings are reconciled to core earnings in attachment B.

Higher core earnings in the first quarter of 2006 compared to the same quarter last year were driven primarily by KCP&L’s results, as higher wholesale prices, lower purchased power expense and the absence of 2005 ice storm costs more than offset the effects of higher fuel prices and lower wholesale volumes. Strategic Energy core earnings in the first quarter of 2006 were slightly higher than last year, with higher gross margins more than offsetting lower delivered volumes.

“In the first quarter, we continued to have strong financial performance while executing on our Strategic Intent,” said Chairman Michael Chesser. “We broke ground on our wind turbine project, took initial steps on environmental upgrades on our coal fleet, continued securing the long lead time items for our new coal plant and filed our first rate cases in nearly 20 years. We also made progress on our plan for workforce realignment at KCP&L designed to help improve our skill sets to deliver on our Strategic Intent. Strategic Energy also demonstrated continuing improvement, growing backlog 23% through increased sales and longer contract durations during the quarter.”

Kansas City Power & Light

KCP&L core earnings, which exclude a $5.8 million impact of severance and related costs associated with the workforce realignment, were $17.8 million or $0.24 per share, compared to $10.8 million or $0.15 per share last year. Reported earnings were $12.0 million or $0.16 per share, compared to first quarter 2005 earnings of $10.8 million or $0.15 per share.

Revenues for the first quarter of 2006 were $240 million compared to $233 million for the first quarter of 2005. Retail revenues were essentially flat at $189 million. Wholesale revenues were $48 million, up from $39 million in the first quarter of 2005 due to higher prices. Average wholesale electricity prices for the first quarter of 2006 were up 45% over the same period last year.

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Fuel costs in the first quarter of 2006, which were up 14% compared to last year due to higher commodity and transportation prices, were largely offset by a 55% decrease in purchased power expense. The absence of ice storm costs experienced in the first quarter of 2005 also benefited KCP&L earnings compared to last year.

During the first quarter, KCP&L began securing long lead-time items for its Comprehensive Energy Plan. Although contracting is not complete, developing market conditions have resulted in potential increases in the estimated overall cost for the Plan in the range of 10%-20%. The primary drivers are increases in material and labor costs and some scope additions. The Company anticipates completing its definitive estimates by August and is confident that project costs will be competitive with other similar projects.

Strategic Energy

Strategic Energy core earnings, which exclude net mark-to-market gains and losses on energy contracts, were $10.2 million or $0.13 per share, compared to $9.9 million or $0.13 per share in the same period last year. Reported earnings were a loss of $10.9 million or $0.15 per share, compared to earnings of $12.8 million or $0.17 per share in the first quarter of 2005.

Total backlog at Strategic Energy grew 23% in the first quarter as new sales volume more than doubled to 7.3 million MWhs in the first quarter of 2006 compared to 3.0 million MWhs in the same period in 2005. The company’s improved marketing approach, a favorable sales environment in several states, lower energy prices and changing customer perceptions about the longer-term price of electricity, led to increased sales and longer duration for new contracts. Average contract lengths increased to 18 months in the first quarter of 2006, compared to 10 months in the same quarter last year. Delivered volume during the quarter combined with 2006 backlog totaled 13.8 million MWhs at the end of the first quarter, compared to 2006 backlog of 10.4 million MWhs at the end of 2005.

Retail gross margin per MWh in the first quarter of 2006 was ($2.12). However, excluding net mark-to-market losses on energy contracts, retail gross margin per MWh was strong at $7.67. This compares to an average retail gross margin per MWh, excluding net mark-to-market gains on energy contracts, of $6.08 last year. Retail gross margin per MWh in the first quarter reflects the positive impacts of portfolio optimization, a gain from the early termination of a power contract, and a favorable product mix during the quarter. Retail gross margin on new sales during the first quarter of 2006 was $3.24, which is exclusive of potential portfolio optimization benefits. Strategic Energy’s delivered volume decreased to 3.7 million MWhs during the first quarter from 4.6 million MWhs last year, which is in-line with lower overall delivered volume guidance for the year.

KLT Investments and “Other”

First quarter 2006 earnings and core earnings from KLT Investments were $0.7 million or $0.01 per share, compared to $3.0 million or $0.04 per share in the first quarter of 2005. The lower earnings in the first quarter of 2006 are due to the timing of reductions of affordable housing investments and a decline in available tax credits from the investments.

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In the first quarter of 2006 the “other” category loss was $4.3 million compared to a loss of $6.8 million in the same period last year. The loss per share was
$0.05 in the first quarter of 2006 versus $0.09 in the first quarter of 2005.

Non-GAAP Financial Measure
Great Plains Energy provides in its earnings releases descriptions of “core earnings” in addition to earnings calculated in accordance with GAAP. Great Plains Energy also provides its earnings guidance in terms of core earnings. Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. Core earnings for historical periods are reconciled to GAAP earnings in Attachment B.

The Company believes core earnings provide to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. These items are excluded from core earnings because they may not be indicative of Great Plains Energy’s prospective earnings potential. Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as an unusual item. Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors. Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies.

Great Plains Energy Incorporated (NYSE:GXP) headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest, and Strategic Energy L.L.C., a competitive electricity supplier. The Company's web site is www.greatplainsenergy.com.

CERTAIN FORWARD-LOOKING INFORMATION -- Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and Great Plains Energy; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; application of critical accounting policies, including, but not limited to, those related to derivatives and pension liabilities; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities and other risks and uncertainties. Other risk factors are detailed from time to time in the Company’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.

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Attachment A

GREAT PLAINS ENERGY
Consolidated Statements of Income
(Unaudited)

Three Months Ended March 31	2006	2005
Operating Revenues	(thousands, except per share amounts)
Electric revenues - KCP&L	$240,390	$233,215
Electric revenues - Strategic Energy	318,012	311,316
Other revenues	783	583
Total	559,185	545,114
Operating Expenses
Fuel	47,400	41,490
Purchased power - KCP&L	5,117	11,490
Purchased power - Strategic Energy	325,758	277,866
Skill set realignment costs	9,393	-
Other	76,235	79,895
Maintenance	22,590	29,358
Depreciation and amortization	38,946	37,862
General taxes	27,644	25,856
(Gain) loss on property	99	(519)
Total	553,182	503,298
Operating income	6,003	41,816
Non-operating income	2,985	1,924
Non-operating expenses	(2,141)	(1,315)
Interest charges	(17,323)	(17,487)
Income (loss) before income taxes, minority interest in
subsidiaries and loss from equity investments	(10,476)	24,938
Income taxes	8,630	(5,291)
Minority interest in subsidiaries	-	888
Loss from equity investments, net of income taxes	(290)	(345)
Net income (loss)	(2,136)	20,190
Preferred stock dividend requirements	411	411
Earnings (loss) available for common shareholders	$(2,547)	$19,779

Average number of common shares outstanding	74,659	74,436

Basic and diluted earnings (loss) per common share	$(0.03)	$0.27

Cash dividends per common share	$0.415	$0.415

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Attachment B
GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Three Months Ended March 31
(Unaudited)

			Earnings (Loss) per Great
	Earnings (Loss)		Plains Energy Share
	2006	2005	2006	2005
	(millions)
KCP&L	$12.0	$10.8	$0.16	$0.15
Strategic Energy	(10.9)	12.8	(0.15)	0.17
KLT Investments	0.7	3.0	0.01	0.04
Other	(3.9)	(6.4)	(0.05)	(0.09)
Net income (loss)	(2.1)	20.2	(0.03)	0.27
Preferred dividends	(0.4)	(0.4)	-	-
Earnings (loss) available for common shareholders	$(2.5)	$19.8	$(0.03)	$0.27

Reconciliation of GAAP to Non-GAAP
Earnings (loss) available for common shareholders	$(2.5)	$19.8	$(0.03)	$0.27
Reconciling items
KCP&L - skill set realignment costs	5.8	-	0.08	-
Strategic Energy - mark-to-market impacts
from energy contracts	21.1	(2.9)	0.28	(0.04)
Core earnings	$24.4	$16.9	$0.33	$0.23

Core earnings
KCP&L	$17.8	$10.8	$0.24	$0.15
Strategic Energy	10.2	9.9	0.13	0.13
KLT Investments	0.7	3.0	0.01	0.04
Other	(4.3)	(6.8)	(0.05)	(0.09)
Core earnings	$24.4	$16.9	$0.33	$0.23

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Attachment C

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Three Months Ended March 31, 2006
(Unaudited)

	Consolidated		Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$559.2	$240.4	$318.8	$-
Fuel	(47.4)	(47.4)	-	-
Purchased power	(330.9)	(5.1)	(325.8)	-
Skill set realignment costs	(9.4)	(9.3)	-	(0.1)
Other operating expense	(126.5)	(111.4)	(12.5)	(2.6)
Depreciation and amortization	(38.9)	(37.0)	(1.9)	-
Gain (loss) on property	(0.1)	(0.1)	-	-
Operating income (loss)	6.0	30.1	(21.4)	(2.7)
Non-operating income (expenses)	0.8	0.7	0.9	(0.8)
Interest charges	(17.3)	(14.9)	(0.3)	(2.1)
Income taxes	8.7	(3.9)	9.9	2.7
Loss from equity investments	(0.3)	-	-	(0.3)
Net income (loss)	$(2.1)	$12.0	$(10.9)	$(3.2)
Earnings (loss) per GPE common share	$(0.03)	$0.16	$(0.15)	$(0.04)

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Attachment D
GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	March 31	December 31
	2006	2005
ASSETS	(thousands)
Current Assets
Cash and cash equivalents	$87,553	$103,068
Restricted cash	-	1,900
Receivables, net	241,792	259,043
Fuel inventories, at average cost	21,186	17,073
Materials and supplies, at average cost	57,556	57,017
Deferred income taxes	19,783	-
Assets of discontinued operations	-	627
Derivative instruments	15,753	39,189
Other	13,248	13,001
Total	456,871	490,918
Nonutility Property and Investments
Affordable housing limited partnerships	26,302	28,214
Nuclear decommissioning trust fund	95,063	91,802
Other	16,961	17,291
Total	138,326	137,307
Utility Plant, at Original Cost
Electric	4,999,326	4,959,539
Less-accumulated depreciation	2,354,984	2,322,813
Net utility plant in service	2,644,342	2,636,726
Construction work in progress	123,881	100,952
Nuclear fuel, net of amortization of $119,130 and $115,240	34,849	27,966
Total	2,803,072	2,765,644
Deferred Charges and Other Assets
Regulatory assets	188,383	179,922
Prepaid pension costs	87,763	98,295
Goodwill	88,139	87,624
Derivative instruments	8,628	21,812
Other	47,668	52,204
Total	420,581	439,857
Total	$3,818,850	$3,833,726

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Attachment D continued
GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	March 31	December 31
	2006	2005
LIABILITIES AND CAPITALIZATION	(thousands)
Current Liabilities
Notes payable	$-	$6,000
Commercial paper	73,800	31,900
Current maturities of long-term debt	390,275	1,675
Accounts payable	205,435	231,496
Accrued taxes	41,593	37,140
Accrued interest	13,102	13,329
Accrued payroll and vacations	31,054	36,024
Accrued refueling outage costs	12,148	8,974
Deferred income taxes	-	1,351
Supplier collateral	-	1,900
Liabilities of discontinued operations	-	64
Derivative instruments	31,623	7,411
Other	24,821	25,658
Total	823,851	402,922
Deferred Credits and Other Liabilities
Deferred income taxes	610,073	621,359
Deferred investment tax credits	28,937	29,698
Asset retirement obligations	148,294	145,907
Pension liability	87,919	87,355
Regulatory liabilities	71,284	69,641
Derivative instruments	18,652	7,750
Other	64,141	65,787
Total	1,029,300	1,027,497
Capitalization
Common shareholders' equity
Common stock-150,000,000 shares authorized without par value
74,931,157 and 74,783,824 shares issued, stated value	747,903	744,457
Retained earnings	454,308	488,001
Treasury stock-44,836 and 43,376 shares, at cost	(1,346)	(1,304)
Accumulated other comprehensive loss	(25,925)	(7,727)
Total	1,174,940	1,223,427
Cumulative preferred stock $100 par value
3.80% - 100,000 shares issued	10,000	10,000
4.50% - 100,000 shares issued	10,000	10,000
4.20% - 70,000 shares issued	7,000	7,000
4.35% - 120,000 shares issued	12,000	12,000
Total	39,000	39,000
Long-term debt	751,759	1,140,880
Total	1,965,699	2,403,307
Commitments and Contingencies
Total	$3,818,850	$3,833,726

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Attachment E

GREAT PLAINS ENERGY
Statistical Summary

Three Months Ended March 31	2006	2005
KCP&L
Retail revenues (millions)	$189.2	$189.5
Wholesale revenues (millions)	$47.5	$39.1
Average non-firm wholesale price per MWh	$50.45	$34.88
Wholesale MWh sales (thousands)	1,104	1,210
Equivalent availability - coal plants	80%	78%
Capacity factor - coal plants	70%	75%

Strategic Energy
Average retail gross margin per MWh	$(2.12)	$7.16
Change in fair value related to non-hedging energy
contracts and from cash flow hedge ineffectiveness	9.79	(1.08)
Average retail gross margin per MWh without fair
value impacts (a)	$7.67	$6.08

MWhs delivered (thousands)	3,662	4,625
MWhs delivered plus current year backlog (thousands)	13,794	16,634
Average duration - new and resigned contracts (months)	18	10
MWh sales (thousands)	7,302	2,969
Retention rate	50%	72%
Retention rate including month to month customers	62%	79%
(a) This is a non-GAAP financial measure that differs from GAAP because it excludes the impact of unrealized fair value gains or losses. Management believes this measure is more reflective of average retail gross margins on MWhs delivered due to the non-cash nature and volatility of changes in fair value related to non-hedging energy contracts and from cash flow hedge ineffectiveness.

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